Exhibit 10.2

COMPASS MINERALS INTERNATIONAL, INC. RESTORATION PLAN
ADDENDUM TO CLAIMS PROCEDURE
This addendum (this “Addendum”) to Section 8.4 of the Compass Minerals International, Inc. Restoration Plan (as amended and restated from time to time, the “Plan”) is effective for disability claims made on or after April 1, 2018, and will be used by the Committee to adjudicate disability claims made under the Plan where an independent determination of disability by the Committee is required. This Addendum is an addition to, and not a replacement of, the Plan’s existing claims procedure. Capitalized terms used but not defined herein have the meanings assigned to them in the Plan.
Initiating a Written Claim. If the claim relates to disability benefits, the Committee shall ensure that all claims and appeals for disability benefits are adjudicated in a manner designed to ensure the independence and impartiality of the persons involved in making the decision.
Timing of Committee Response. If the claim relates to a determination of disability, and the claim requires an independent determination by the Committee of a Participant’s disability status, the Committee shall notify the Claimant of the Plan’s adverse benefit determination within a reasonable period of time, but no later than 45 days after receipt of the claim. If, due to matters beyond the control of the Plan, the Committee needs additional time to process a claim, the Claimant will be notified, within 45 days after the Committee receives the claim, of those circumstances and of when the Committee expects to make its decision, but not beyond 75 days. If, prior to the end of the extension period, due to matters beyond the control of the Plan, a decision cannot be rendered within that extension period, the period for making the determination may be extended for up to 105 days, provided that the Committee notifies the Claimant of the circumstances requiring the extension and the date as of which the Plan expects to render a decision. The extension notice shall specifically explain the standards on which entitlement to a disability benefit is based, the unresolved issues that prevent a decision on the claim and the additional information needed from the Claimant to resolve those issues, and the Claimant shall be afforded at least 45 days within which to provide the specified information.
Notice of Decision. In the case of an adverse benefit determination with respect to disability benefits, on the basis of the Committee’s independent determination of the Participant’s disability status, the Committee will provide a notification in a culturally and linguistically appropriate manner (as described in Department of Labor Regulation Section 2560.503‑1(o)) that shall set forth:
(i)    The specific reasons for the denial;
(ii)    A reference to the specific provisions of the Plan or insurance contract on which the denial is based;
(iii)    A description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material is necessary;

(iv)    Notice that the Claimant has a right to request a review of the claim denial and an explanation of the Plan’s review procedures and the time limits applicable to such procedures;
(v)    A statement of the Claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review, and a description of any time limit that applies under the Plan for bringing such an action;
(vi)    A discussion of the decision, including an explanation of the basis for disagreeing with or not following:
(1)    The views presented by the Claimant of health care professionals treating the Claimant and vocational professionals who evaluated the Claimant;
(2)    The views of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with a Claimant’s adverse benefit determination, without regard to whether the advice was relied upon in making the benefit determination; and
(3)    A disability determination regarding the Claimant presented by the Claimant made by the Social Security Administration.
(vii)    If the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the Claimant’s medical circumstances, or a statement that such explanation will be provided free of charge upon request;
(viii)    Either the specific internal rules, guidelines, protocols, standards or other similar criteria of the Plan relied upon in making the adverse determination or, alternatively, a statement that such rules, guidelines, protocols, standards or other similar criteria of the Plan do not exist; and
(ix)    A statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s claim for benefits. Whether a document, record, or other information is relevant to a claim for benefits shall be determined by Department of Labor Regulation Section 2560.503‑1(m)(8).
Review Procedure. If the initial claim is for disability benefits, and the claim requires an independent determination by the Committee of a Participant’s disability status, and the Committee denies the claim, in whole or in part, the Claimant shall have the opportunity for a full and fair review by the Committee of the denial, as follows:
(i)    Prior to such review of the denied claim, the Claimant shall be given, free of charge, any new or additional evidence considered, relied upon, or generated by the Plan,

insurer, or other person making the benefit determination in connection with the claim, or any new or additional rationale, as soon as possible and sufficiently in advance of the date on which the notice of adverse benefit determination on review is required to be provided, to give the Claimant a reasonable opportunity to respond prior to that date.
(ii)    The Committee shall respond in writing to such Claimant within 45 days after receiving the request for review. If the Committee determines that special circumstances require additional time for processing the claim, the Committee can extend the response period by an additional 45 days by notifying the Claimant in writing, prior to the end of the initial 45‑day period that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Committee expects to render its decision.
(iii)    The Claimant shall be given the opportunity to submit issues and written comments to the Committee, as well as to review and receive, without charge, all relevant (as defined in applicable ERISA regulations) documents, records and other information relating to the claim. The reviewer shall take into account all comments, documents, records and other information submitted by the Claimant relating to the claim regardless of whether the information was submitted or considered in the initial benefit determination.
(iv)    In considering the review, the Committee shall take into account all comments, documents, records and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. Additional considerations shall be required in the case of a claim for disability benefits. For example, the claim will be reviewed by an individual or committee who did not make the initial determination that is subject of the appeal, nor by a subordinate of the individual who made the determination, and the review shall be made without deference to the initial adverse benefit determination. If the initial adverse benefit determination was based in whole or in part on a medical judgment, the Committee will consult with a health care professional with appropriate training and experience in the field of medicine involving the medical judgment. The health care professional who is consulted on appeal will not be the same individual who was consulted during the initial determination or the subordinate of such individual. If the Committee obtained the advice of medical or vocational experts in making the initial adverse benefits determination (regardless of whether the advice was relied upon), the Committee will identify such experts.
Notice of Decision after Review. In the case of an adverse benefit determination with respect to disability benefits, on the basis of the Committee’s independent determination of the Participant’s disability status, the Committee will provide a notification in a culturally and linguistically appropriate manner (as described in Department of Labor Regulation Section 2560.503‑1(o)) that shall set forth:
(i)    The Committee’s decision;
(ii)    The specific reasons for the denial;

(iii)    A reference to the specific provisions of the Plan or insurance contract on which the decision is based;
(iv)    A statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the Claimant’s claim for benefits;
(v)    A statement describing any voluntary appeal procedures offered by the Plan and the Claimant’s right to obtain the information about such procedures;
(vi)    A statement of the Claimant’s right to bring a civil action under ERISA Section 502(a) which shall describe any applicable contractual limitations period that applies to the Claimant’s right to bring such an action, including the calendar date on which the contractual limitations period expires for the claim;
(vii)    A discussion of the decision, including an explanation of the basis for disagreeing with or not following:
(1)    The views presented by the Claimant of health care professionals treating the Claimant and vocational professionals who evaluated the Claimant;
(2)    The views of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with a Claimant’s adverse benefit determination, without regard to whether the advice was relied upon in making the benefit determination; and
(3)    A disability determination regarding the Claimant presented by the Claimant made by the Social Security Administration.
(viii)    If the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the Claimant’s medical circumstances, or a statement that such explanation will be provided free of charge upon request; and
(ix)    Either the specific internal rules, guidelines, protocols, standards or other similar criteria of the Plan relied upon in making the adverse determination or, alternatively, a statement that such rules, guidelines, protocols, standards or other similar criteria of the Plan do not exist.
Exhaustion of Remedies. A Claimant must follow the claims review procedures under this Plan and exhaust his or her administrative remedies before taking any further action with respect to a claim for benefits.
Failure of Plan to Follow Procedures. In the case of a claim for disability benefits, if the Plan fails to strictly adhere to all the requirements of this claims procedure with respect to a disability claim, the Claimant is deemed to have exhausted the administrative remedies available under the

Plan, and shall be entitled to pursue any available remedies under ERISA Section 502(a) on the basis that the Plan has failed to provide a reasonable claims procedure that would yield a decision on the merits of the claim, except where the violation was (a) de minimis, (b) non‑prejudicial, (c) attributable to good cause or matters beyond the Plan’s control, (d) in the context of an ongoing good‑faith exchange of information, and (e) not reflective of a pattern or practice of noncompliance. The Claimant may request a written explanation of the violation from the Plan, and the Plan must provide such explanation within ten days, including a specific description of its basis, if any, for asserting that the violation should not cause the administrative remedies to be deemed exhausted. If a court rejects the Claimant’s request for immediate review on the basis that the Plan met the standards for the exception, the claim shall be considered as re‑filed on appeal upon the Plan’s receipt of the decision of the court. Within a reasonable time after the receipt of the decision, the Plan shall provide the claimant with notice of the resubmission.
Compass Minerals International, Inc. hereby amends the Plan as set forth in this Addendum effective as of April 1, 2018.

COMPASS MINERALS INTERNATIONAL, INC.

By:	/s/ Steven N. Berger
Name: Steven N. Berger
Title: Sr. Vice President, Corporate Services